Ex.99(j).(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Strategy Trust of our report dated November 21, 2024, relating to the financial statements and financial highlights, which appears in Virtus Global Allocation Fund’s   Certified Shareholder Report on Form N-CSR for the year ended September 30, 2024. We also consent to the references to us under the headings “Glossary”, “Non-Public Portfolio Holdings Information”, “Financial Statements”, “Independent Registered Public Accounting Firm”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania August 26, 2025